Exhibit 21
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP
LIST OF SUBSIDIARIES
Liberty Property Trust
Liberty Property Limited Partnership
Liberty Lehigh Partnership
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II
Liberty Property Philadelphia Limited Partnership III
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Trust
Liberty/Commerz 1701 JFK Boulevard, L.P.
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Corporation IV East
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Corporation V
Liberty Property Philadelphia Limited Partnership V
Liberty Property Development Corp.
Liberty Property Development Corp. II
Liberty Special Purpose Trust
Liberty UK Development Corp.
LP Malvern Limited Partnership
LP Malvern LLC
Land Holdings Realty LLC
Rivers Business Commons Associates Limited Partnership
Liberty Property Philadelphia Navy Yard Limited Partnership
Liberty Property Philadelphia Navy Yard Corporation
Liberty Property/Synterra Limited Partnership
Liberty Venture I, LP
Liberty Venture I, LLC
Liberty Illinois, LP
Liberty Illinois Venture, LLC
L/S One Crescent Drive, LP
L/S One Crescent Drive, LLC
L/S 4775 League Island Blvd., LP
L/S 4775 League Island Blvd., LLC
Liberty West Allis, LLC
Perryman 159, L.L.C.
Liberty Deer Park, LLC
Liberty Delaware, LLC
9755 Patuxent Woods Drive Trust
Liberty 600 Industrial, G.P.
Liberty AIPO Limited Partnership
Silversword Properties Limited
Vine Street Uxbridge Limited
Cambridge Medipark Limited
Liberty Property Trust UK Limited
Kings Hill Estate Management Company Limited
Rouse Kent (Residential) Limited
Rouse Kent Developments Limited
Rouse Kent (Central) Limited
Rouse Kent (1 Tower View) Limited
Kings Hill Property Management Limited
Kings Hill Residential Estate Management Company Limited
iCO Didsbury Limited
Spitfire Unit Trust
Hurricane Unit Trust
Mustang Unit Trust
Beaufighter Unit Trust
Kings Hill Unit Trust